SECOND AMENDED AND RESTATED
                                CREDIT AGREEMENT
                                 (MULTICURRENCY)


             Dated as of June 25, 1997, effective as of June 1, 1997


                                     between


                               FILENET CORPORATION


                                       and


                         BANK OF AMERICA NATIONAL TRUST
                             AND SAVINGS ASSOCIATION

                                TABLE OF CONTENTS


Section                                                                    Page

  ARTICLE I
        Definitions and Financial Requirements.............................  1

  1.01  Definitions........................................................  1
  1.02  Financial Requirements.............................................  8

                                                     ARTICLE II
        The Credit Facilities..............................................  8

  2.01  The Revolving Facility.............................................  8
  2.02  Advances Under the Revolving Facility..............................  9
  2.03  Commercial Letters of Credit under the Revolving Facility.......... 11
  2.04  Standby Letters of Credit Under the Revolving Facility............. 12
  2.05  Local Currency Advances............................................ 14
  2.06  Bank Guaranties.................................................... 14
  2.07  Optional Prepayment................................................ 15
  2.08  Mandatory Payment.................................................. 15
  2.09 Commitment Fee. .................................................... 16
  2.10  Default Rate....................................................... 16
  2.11  Early Termination of Commitment.................................... 16

                                                     ARTICLE III
        Extensions of Credit, Payments and Interest Calculations........... 16

  3.01  Requests for Credit................................................ 16
  3.02  Disbursements and Payments......................................... 17
  3.03  Branch Accounts.................................................... 17
  3.04  Evidence of Indebtedness........................................... 17
  3.05  Interest Calculation............................................... 17
  3.06  Late Payments; Compounding......................................... 17
  3.07  Business Day....................................................... 17
  3.08  Taxes and Other Charges............................................ 18
  3.09  Illegality......................................................... 19
  3.10  Increased Costs.................................................... 19
  3.11  Funding Losses..................................................... 20
  3.12  Inability to Determine Rates....................................... 20
  3.13  Certificate of the Bank............................................ 20
  3.14  Debits to Borrower's Account....................................... 20
  3.15  Survival........................................................... 21

                                                     ARTICLE IV
        Conditions to Availability of Credit............................... 21

  4.01  Conditions to First Extension of Credit............................ 21
  4.02  Conditions to Each Extension of Credit............................. 21

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Section                                                                    Page
                                                      ARTICLE V
        Representations and Warranties..................................... 22

  5.01  Corporate Existence and Power...................................... 22
  5.02  Authorization...................................................... 22
  5.03  Enforceability..................................................... 23
  5.04  Compliance with Laws............................................... 23
  5.05  Permits, Franchises................................................ 23
  5.06  Litigation......................................................... 23
  5.07  No Event of Default................................................ 23
  5.08  Other Obligations.................................................. 23
  5.09  Tax Returns........................................................ 23
  5.10  Information Submitted.............................................. 24
  5.11  No Material Adverse Effect......................................... 24
  5.12  ERISA Compliance................................................... 24
  5.13  Environmental Matters.............................................. 24

  ARTICLE VI
        Affirmative Covenants.............................................. 25

  6.01  Notices of Certain Events.......................................... 25
  6.02  Financial and Other Information.................................... 25
  6.03  Books, Records, Audits and Inspections............................. 26
  6.04  Use of Facility.................................................... 26
  6.05  Insurance.......................................................... 26
  6.06  Compliance with Laws............................................... 27
  6.07  Change in Name, Structure or Location.............................. 27
  6.08  Existence and Properties........................................... 27
  6.09  Additional Acts.................................................... 27

                                                     ARTICLE VII
        Negative Covenants................................................. 27

  7.01  Other Indebtedness................................................. 27
  7.02  Liens   28
  7.03  Capital Assets..................................................... 29
  7.04  Dividends.......................................................... 29
  7.05  Loans   29
  7.06  Acquisitions, Liquidations and Mergers............................. 29
  7.07  Sale of Assets..................................................... 30
  7.08  Business Activities................................................ 30
  7.09  Regulations G, T, U, and X......................................... 30
  7.10  Use of Proceeds - Ineligible Securities............................ 30
  7.11  Quick Ratio........................................................ 31
  7.12  Total Liabilities to Tangible Net Worth............................ 31
  7.13  Tangible Net Worth................................................. 31
  7.14  Consecutive Quarterly Losses; Losses in One Quarter................ 32

                                                    ARTICLE VIII
        Events of Default.................................................. 32

  8.01  Events of Default.................................................. 32
               (a)  Failure to Pay......................................... 32
               (b)  Breach of Representation or Warranty................... 32
               (c)  Specific Defaults...................................... 32
               (d)  Other Defaults......................................... 32
               (e)  Trade Suits............................................ 32
               (f)  Judgments.............................................. 32
               (g)  Failure to Pay Debts; Voluntary Bankruptcy............. 33
               (h)  Involuntary Bankruptcy................................. 33
               (i)  Default of Other Financial Obligations................. 33
               (j)  Default under other Credit Documents................... 33
               (k)  Default of Other Bank Obligations...................... 33
               (l)  Material Adverse Effect................................ 33
               (m)  ERISA 33
               (n)  Change of Control...................................... 34
  8.02  Remedies........................................................... 34

                                                     ARTICLE IX
        Miscellaneous...................................................... 35

  9.01  Successors and Assigns............................................. 35
  9.02  Consents and Waivers............................................... 35
  9.03  Governing Law...................................................... 35
  9.04  Costs and Attorneys' Fees.......................................... 35
  9.05  Integration; Amendment............................................. 36
  9.06  Borrower's Documents............................................... 36
  9.07  Participations..................................................... 36
  9.08  General Indemnification............................................ 36
  9.09  Arbitration; Reference Proceeding.................................. 37
  9.10  Notices............................................................ 38
  9.11  Headings; Interpretation........................................... 39
  9.12  Severability....................................................... 39
  9.13  Counterparts....................................................... 39
  9.14  Waiver of Jury Trial............................................... 39

EXHIBITS

Exhibit A      Form of Compliance Certificate

                           SECOND AMENDED AND RESTATED
                                CREDIT AGREEMENT
                                 (MULTICURRENCY)


               THIS SECOND AMENDED AND RESTATED CREDIT AGREEMENT (MULTI-CURRENCY) (this "Agreement") is entered into as of June 25, 1997, effective as of June 1, 1997, between FILENET CORPORATION (the "Borrower"), and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION (the "Bank").

               A. The Borrower and the Bank have entered into an Amended and Restated Credit Agreement dated as of April 30, 1994, as amended and restated by a Second Amended and Restated Credit Agreement (Multicurrency), as amended (as so amended and restated and amended, the "Original Credit Agreement"), pursuant to which the Bank has agreed, on the terms and conditions contained therein, to extend credit to the Borrower and certain of its subsidiaries.

               B. The parties hereto desire to amend and restate in its entirety the Original Credit Agreement upon the terms and conditions set forth in this Agreement.

               In consideration of the mutual covenants and agreements contained herein, the Borrower and the Bank agree as follows:

                                    ARTICLE I
                     Definitions and Financial Requirements.

   1.01 Definitions. The following terms (including plural and singular versions thereof) have the meanings indicated:

         "Acceptable Subsidiary": a Subsidiary of the Borrower acceptable to the Bank in its sole discretion that (a) is specified as a "Borrower" on a continuing guaranty executed by the Borrower in form and substance satisfactory to the Bank, (b) has executed such credit and related documentation with and in favor of the Bank as the Bank may request, and (c) (i) for extensions of credit in the form of Dollar Advances, Offshore Currency Advances, or letters of credit denominated in Dollars, is located in the United States and (ii) for purposes of extensions of credit in the form of Local Currency Advances, letters of credit denominated in a Local Currency or Bank Guaranties, is located outside of the United States.

     "Advance": an advance hereunder, which, subject to the terms and conditions hereof, may be in Dollars, an Offshore Currency, or a Local Currency.

     "Availability Period": the period commencing on the date of this Agreement and ending on the date that is the earlier to occur of (a) May 31, 1999, or (b) the date on which the Bank's commitment to extend credit hereunder terminates.

     "Bank Guaranty": a guaranty issued hereunder by an Offshore Credit Provider for the Borrower's or an Acceptable Subsidiary's account.

         "Bank Guaranty Outstanding Amount": at any time, the amount or Equivalent Amount guaranteed pursuant to any Bank Guaranty but not disbursed thereunder at such time, plus all amounts paid under any Bank Guaranty by an Offshore Credit Provider which have not yet been reimbursed, plus any other obligation or liability of the Borrower or an Acceptable Subsidiary to any Offshore Credit Provider with respect to any Bank Guaranty.

         "Business Day": any day other than a Saturday, a Sunday, or other day on which commercial banks in San Francisco, California, are authorized or required by law to close and, if the applicable Business Day relates to any Offshore Rate Advance, means such a day on which dealings are carried on in the applicable offshore interbank market.

     "CD Rate": for any CD Rate Interest Period, the rate of interest (rounded upward to the next 1/100th of 1%) determined pursuant to the following formula:

                              CD Rate = Certificate of Deposit Rate + Assessment
                             1.00 - Reserve Percentage         Rate

                  Where:

                           "Assessment  Rate" means, for any day of such CD Rate
                  Interest Period, the rate determined by the Bank as equal to the annual assessment rate in effect on the first day of such CD Rate Interest Period that is payable to the FDIC by a member of the Bank Insurance Fund that is classified as adequately capitalized and within supervisory subgroup "A" (or a comparable successor assessment risk classification within the meaning of 12 C.F.R. ss.327.3) for insuring time deposits at offices of such member in the United States, or, in the event that the FDIC shall at any time hereafter cease to assess time deposits based upon such classifications or successor classifications, equal to the maximum annual assessment rate in effect on such day that is payable to the

                  FDIC by commercial banks (whether or not applicable to the Bank) for insuring time deposits at offices of such banks in the United States.

                           "Certificate of Deposit Rate" means,  for any CD Rate
                  Interest Period, the rate of interest per annum determined by the Bank to be the arithmetic mean (rounded upward to the nearest 1/100th of 1%) of the rates notified to the Bank as the rates of interest bid by two or more certificate of deposit dealers of recognized standing selected by the Bank for the purchase at face value of dollar certificates of deposit issued by major United States banks, for a maturity comparable to the CD Rate Interest Period and in the approximate amount of the CD Rate Advance to be made, at the time selected by the Bank on the first day of such CD Rate Interest Period.

                           "Reserve  Percentage" means, for any CD Rate Interest
                  Period the maximum reserve percentage (expressed as a decimal, rounded upward to the nearest 1/100th of 1%), as determined by the Bank, in effect on the first day of such interest period (including any ordinary, marginal, emergency, supplemental, special and other reserve percentages) prescribed by the FRB for determining the maximum reserves to be maintained by member banks of the Federal Reserve System with deposits exceeding $1,000,000,000 for new non-personal time deposits for a period comparable to the CD Rate Interest Period and in an amount of $100,000 or more.

         "CD Rate Advance": an Advance that bears interest based on the CD Rate.

         "CD Rate Interest Period": for each CD Rate Advance, the period commencing on the date the CD Rate Advance begins to bear interest at a rate based on the CD Rate and ending 30, 60, 90, or 180 days thereafter, as requested by the Borrower; provided, however, that no such CD Rate Interest Period shall extend beyond the Final Maturity Date.

     "Closing Date": the date on which all conditions to the initial extension of credit hereunder are satisfied.

     "Code": the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder as from time to time in effect.

     "Compliance Certificate": a certificate, substantially in the form of Exhibit A, executed and delivered on behalf of the Borrower by an appropriate officer of the Borrower.

     "Credit Documents": collectively, this Agreement and each other agreement, documents and instrument now or hereafter delivered to the Bank (including any Offshore Credit Provider) in connection with the credits established herein and the transactions contemplated hereby.

     "Credit Limit": the amount $20,000,000 or the Equivalent Amount thereof.

     "Default": any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

         "Dollars", "dollars" and "$":  each, lawful money of the United States.

         "Dollar Advances":  specified in subsection 2.01(c).

         "Environmental Laws": any foreign, federal, state, local, or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any governmental authority, any and all requirements of law and any and all common law requirements, rules, and bases of liability regulating, relating to, or imposing liability or standards of conduct concerning pollution or protection of human health or the environment or Hazardous Substances or any activity involving Hazardous Substances, as now or may at any time hereafter may be in effect.

         "Equivalent Amount": whenever this Agreement requires or permits a determination on any date of the equivalent in dollars of an amount expressed in a currency other than dollars, the equivalent amount in dollars of any amount expressed in a currency other than dollars as determined by the Bank on such date on the basis of the Spot Rate for the purchase of dollars with such other currency on the relevant date.

     "ERISA": the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder as from time to time in effect.

         "ERISA Event":  (a) a Reportable  Event with respect to a Pension Plan;
(b) a withdrawal by the Borrower from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA; (c) the filing of a notice of intent to terminate, the treatment of a plan amendment as a termination under
Section 4041 or 4041A of ERISA or the commencement of proceedings by the PBGC to terminate a Pension Plan subject to Title IV of ERISA; (d) a failure by the Borrower to make required contributions to a Pension Plan or other Plan subject to Section 412 of the Code; (e) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (f) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower; or (g) an application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code with respect to any Pension Plan.

     "Event of Default": any event listed in Article VIII of this Agreement.

     "FDIC": the Federal Deposit Insurance Corporation, or any entity succeeding to any of its principal functions.

     "Final Maturity Date": (a) in respect of any Advances, May 31, 1999; (b) in respect of any commercial letters of credit, November 30, 1999; (c) in respect of any standby letters of credit, May 31, 2000; and (d) in respect of any Bank Guaranties, May 31, 2000.

     "FRB": the Board of Governors of the Federal Reserve System, or any entity succeeding to any of its principal functions.

         "Hazardous Substance": any hazardous or toxic substance, material, pollutant, waste or similar designation, defined, listed, classified, or regulated as such in or under any Environmental Laws, including asbestos, petroleum, or petroleum products (including gasoline, crude oil, or any fraction thereof), polychlorinated biphenyls, and urea-formaldehyde insulation.

     "Investment Guidelines": the Borrower's Investment Guidelines submitted to the Bank and approved by the Bank prior to the Closing Date, and any changes thereto after the Closing Date to the extent approved by the Bank in writing.

     "IRS": the Internal Revenue Service or any entity succeeding to any of its principal functions under the Code.

         "L/C Outstanding Amount": at any time, the undrawn amount (or Equivalent Amount thereof) at such time of any letter of credit issued hereunder, plus the amount (or Equivalent Amount thereof) of all drafts or drawings paid or accepted by the Bank or an Offshore Credit Provider which have not yet been reimbursed to the Bank or such Offshore Credit Provider, plus any other obligation or liability of the Borrower or any Acceptable Subsidiary to the Bank or an Offshore Credit Provider with respect to any letter of credit issued under this Agreement.

         "Local Currency":  specified in subsection 2.01(c).

         "Local Currency Advance":  specified in subsection 2.01(c).

         "Material Adverse Effect": (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) or prospects of the Borrower or the Borrower and its Subsidiaries taken as a whole; (b) a material impairment of the ability of the Borrower or any Acceptable Subsidiary to perform under any Credit Document; or
(c) a material adverse effect upon the legality, validity, binding effect or enforceability of any Credit Document.

     "Offshore Credit Provider": a foreign office, foreign branch or foreign affiliate of the Bank, acceptable to the Bank. "Offshore Currency": specified in subsection 2.01(c).

         "Offshore Currency Advance":  specified in subsection 2.01(c).

     "Offshore Rate": for each Offshore Rate Interest Period, the rate of interest (rounded upward to the next 1/16th of 1%) determined pursuant to the following formula:

                  Offshore Rate =              Offered Rate
                                        ----------------------------------------
                                             1.00 - Eurodollar Reserve
                  Percentage

                  Where:

                                    "Offered Rate" means the rate of interest at
                  which deposits in the applicable currency in the approximate amount of the Offshore Rate Advance to be made and having a maturity comparable to such Offshore Rate Interest Period would be offered by the Bank's Grand Cayman Branch, Grand Cayman, British West Indies (or such other office as may be designated for such purpose by the Bank), to major banks in the offshore interbank market upon request of such banks at approximately 8:00 a.m. San Francisco time two Business Days prior to the first day of such Offshore Rate Interest Period.

     "Eurodollar  Reserve  Percentage"  means,  for any Offshore  Rate  Interest
Period, the maximum reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on the first day of such Offshore Rate Interest Period (whether or not applicable to the Bank) under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities") having a term comparable to such Offshore Rate Interest Period. "Offshore Rate Advance": an Advance for which interest is based on the Offshore Rate.

         "Offshore Rate Interest Period": for each Offshore Rate Advance the period commencing on the date the Offshore Rate Advance begins to bear interest at a rate based on the Offshore Rate and ending one, two, three, or six months thereafter, as requested by the Borrower; provided, however, that the last day of each Offshore Rate Interest Period shall be determined in accordance with the practices of the applicable offshore interbank markets as from time to time in effect, and provided further that no such interest period shall extend beyond the Final Maturity Date.

     "PBGC": the Pension Benefit Guaranty Corporation or any entity succeeding to any of its principal functions under ERISA.

         "Pension Plan": a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA which the Borrower sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five plan years.

     "Plan": an employee benefit plan (as defined in Section 3(3) of ERISA) which the Borrower sponsors or maintains or to which the Borrower makes, is making, or is obligated to make contributions and includes any Pension Plan.

         "Reference Rate": for any day, the rate of interest in effect for such day as publicly announced from time to time by the Bank in San Francisco, California, as its "reference rate." It is a rate set by the Bank based upon various factors including the Bank's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in the reference rate announced by the Bank shall take effect at the opening of business on the day specified in the public announcement of such change.

     "Reference Rate Advance": an Advance that bears interest based on the Reference Rate.

     "Reportable Event": any of the events set forth in Section 4043(c) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

     "Revolving Facility": the line of credit described in Section 2.01.

         "Spot Rate": for a currency, the rate quoted by the Bank as the spot rate for the purchase by the Bank of such currency with another currency through its Foreign Exchange Trading Center #5193, San Francisco, California, or such other of the Bank's offices as it may designate from time to time, at approximately 8:00 a.m. (San Francisco time) on the date two Business Days prior to the date as of which the foreign exchange computation is made.

         "Subsidiary": of the Borrower, any corporation, association, partnership, joint venture, or other business entity of which more than 50% of the voting stock or other equity interests (in the case of entities other than corporations), is owned or controlled directly or indirectly by the Borrower or one or more Subsidiaries of the Borrower or a combination thereof.

         "Unfunded Pension Liability": the excess of a Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

     1.02 Financial Requirements. Unless otherwise specified in this Agreement, all accounting terms used in this Agreement shall be interpreted, all financial computations required under this Agreement shall be made, and all financial information required under this Agreement shall be prepared, in accordance with generally accepted accounting principles in effect from time to time in the United States, consistently applied.

                                  ARTICLE IIII

                              The Credit Facilities

     2.01 The Revolving Facility. (a) From time to time during the Availability Period, subject to the terms and provisions hereof, the Bank, on a revolving basis, will (i) make Advances to the Borrower or an Acceptable Subsidiary, (ii) create and issue commercial and standby letters of credit for the Borrower's or an Acceptable Subsidiary's account, and (iii) cause to be issued Bank Guaranties for the Borrower's or an Acceptable Subsidiary's account.

                  (b) This amendment and restatement of the Original Credit Agreement shall not be deemed a repayment, satisfaction, cancellation or novation of any credit outstanding thereunder or any other obligations of the Borrower or its Subsidiaries under the Original Credit Agreement or any of documents or instruments given in connection therewith, which shall instead continue and constitute obligations hereunder and under the other Credit Documents. All such documents or instruments given in connection therewith shall be deemed to be Credit Documents hereunder, and all guaranties issued by the Borrower with respect to credit extended or which may be extended by the Bank to its Subsidiaries shall remain in full force and effect and shall be deemed to be issued hereunder.

                   (c) Advances hereunder may be made in (i) dollars ("Dollar Advances") to the Borrower or an Acceptable Subsidiary, (ii) in a lawful currency other than dollars which is freely transferable and convertible into dollars and is traded in the offshore interbank currency markets at the time of the Advance (an "Offshore Currency") ("Offshore Currency Advances") to the Borrower or an Acceptable Subsidiary, or (iii) in a lawful currency other than dollars which is available at a branch or affiliate of the Bank located in a country other than the United States and is the legal tender of that country where the branch or affiliate is located (a "Local Currency") ("Local Currency Advances") to an Acceptable Subsidiary.

                  (d) The aggregate of (i) all Dollar Advances, (ii) the Equivalent Amount of all Offshore Currency Advances and Local Currency Advances,
(iii) the L/C Outstanding Amount of all letters of credit, and (iv) the Bank Guaranty Outstanding Amount of all Bank Guaranties may not exceed at one time the Credit Limit.

     2.02 Advances Under the Revolving Facility. (a) Subject to the other provisions of this Section, Dollar Advances under the Revolving Facility shall bear interest at a rate per annum equal to the Reference Rate. The Borrower shall pay or cause the applicable Acceptable Subsidiary to pay interest monthly, on the last day of each month until the Final Maturity Date, on which date all accrued and unpaid interest shall be due and payable. The Borrower shall repay or cause the applicable Acceptable Subsidiary to repay the principal amount of each Reference Rate Advance on the date such advance is converted into an Offshore Rate Advance or a CD Rate Advance under subsections (b) or (c) below, and on the Final Maturity Date.

                  (b) In lieu of the interest rate described above, the Borrower or the applicable Acceptable Subsidiary may elect during the Availability Period to have all or portions of Advances under the Revolving Facility be in dollars or an Offshore Currency and bear interest at the Offshore Rate plus 0.75% per annum during an Offshore Rate Interest Period, subject to the following requirements:

                           (i) Each Offshore Rate Advance shall be, if in Dollars, for an amount not less than $500,000, or, if in an Offshore Currency, in a minimum amount acceptable to the Bank.

                           (ii) The Borrower shall pay or cause the applicable Acceptable Subsidiary to pay interest on each Offshore Rate Advance on the last day of the Offshore Rate Interest Period for such Advance; provided, however, that if any Interest Period for a Offshore Rate Advance exceeds one month, interest shall also be payable on the date which falls one month after the beginning of such Interest Period and on each date which falls one month after any such interest payment date. The Borrower shall repay or cause the applicable Acceptable Subsidiary to repay the principal balance of each Offshore Rate Advance on the last day of the Offshore Rate Interest Period for such Advance, and (if sooner occurring) on the Final Maturity Date.

                           (iii) Any payment of an Offshore Rate Advance prior to the last day of the Offshore Rate Interest Period for such Advance, whether voluntary, by reason of acceleration or otherwise, including any mandatory payments required under this Agreement and applied by the Bank to an Offshore Rate Advance, shall be accompanied by the amount of accrued interest on the amount repaid and by the amount (if any) required by Section 3.11.

                  (c) In lieu of the interest rates described above in this Section, the Borrower or the applicable Acceptable Subsidiary may elect during the Availability Period to have all or portions of Advances under the Revolving

Facility be in dollars and bear interest at the CD Rate plus 0.75% per annum during a CD Rate Interest Period, subject to the following requirements:

                         (i) Each CD Rate  Advance  shall be for an  amount  not
                    less than $500,000.

                           (ii) The Borrower shall pay or cause the applicable Acceptable Subsidiary to pay interest on each CD Rate Advance on the last day of the CD Rate Interest Period for such Advance; provided, however, that if any Interest Period for a CD Rate Advance exceeds 30 days, interest shall also be payable on the date which falls 30 days after the beginning of such Interest Period and on each date which falls 30 days after any such interest payment date. The Borrower shall repay or cause the applicable Acceptable Subsidiary to repay the principal balance of each CD Rate Advance on the last day of the CD Rate Interest Period for such Advance, and (if sooner occurring) on the Final Maturity Date.

                           (iii) Any payment of a CD Rate Advance prior to the last day of the CD Rate Interest Period for such Advance, whether voluntary, by reason of acceleration or otherwise, including mandatory payments required under this Agreement and applied by the Bank to a CD Rate Advance, shall be accompanied by the amount of accrued interest on the amount repaid and by the amount (if any) required by Section 3.11.

         (d) For purposes of determining the Borrower's and any applicable Acceptable Subsidiary's compliance with subsection 2.01(d), the Equivalent Amount of Offshore Currency Advances shall be determined, and redetermined by the Bank as of the applicable borrowing date in respect of such Advance (including the date such Advance was converted into an Offshore Currency Advance under subsection 2.02(b)), and on the last Business Day of each month.

         2.03 Commercial Letters of Credit under the Revolving Facility.03 Commercial Letters of Credit under Commercial Letters of Credit under the
Revolving Facility. (a) Each commercial letter of credit shall, except as provided in subsection 2.03(b), be denominated in dollars and issued pursuant to the terms and conditions hereof and of a Bank standard form Application and Security Agreement for Commercial Letter of Credit (or such other form as the Bank may require) executed by the Borrower or an Acceptable Subsidiary.

                  (b) The Bank or any Offshore Credit Provider may, from time to time during the Availability Period, in its sole discretion, issue commercial letters of credit denominated in Local Currencies to Acceptable Subsidiaries. Neither the Bank nor any Offshore Credit Provider shall have any obligation to issue any such commercial letters of credit denominated in Local Currencies unless the Bank and the relevant Acceptable Subsidiary agree, at the time of such Acceptable Subsidiary's request for such a letter of credit, on the repayment terms and other material provisions for such letter of credit and the Borrower or such Acceptable Subsidiary shall execute such applications, agreements and additional documentation as the Bank or the Offshore Credit Provider may require relating to such letter of credit.

                  (c)  Each commercial letter of credit shall:

                           (i) expire on or before 180 days after the date such letter of credit is issued, but in no event later than the Final Maturity Date;

                           (ii) require drafts payable in dollars (or, in the case of letters of credit issued under subsection 2.03(b), in the applicable currency) at sight or up to 180 days after sight; and

                         (iii) be otherwise in form and  substance  and in favor
                    of beneficiaries and for purposes satisfactory to the Bank.

                  (d) The Borrower shall pay or cause the applicable Acceptable Subsidiary to pay to the Bank or the applicable Offshore Credit Provider issuance fees, negotiation fees, and other fees at the times and in the amounts the Bank or the Offshore Credit Provider advises the Borrower from time to time as being applicable to the Borrower's or the Acceptable Subsidiary's commercial letters of credit.

                  (e) Each draft paid by the Bank or an Offshore Credit Provider under a commercial letter of credit issued hereunder shall be reimbursed by the Borrower or the applicable Acceptable Subsidiary to the Bank or such Offshore Credit Provider on the date such draft is paid by the Bank or the Offshore Credit Provider. Any sum owed to the Bank or an Offshore Credit Provider with respect to a commercial letter of credit issued for the Borrower's or any Acceptable Subsidiary's account which is not paid when due shall, at the option of the Bank in each instance, be deemed to be an Advance to the Borrower outstanding under the Revolving Facility and shall thereafter bear interest at the Reference Rate.

                  (f) At the expiration of the Availability Period, the Bank may require the Borrower to provide or cause the applicable Acceptable Subsidiary to provide cash collateral in the amount of the L/C Outstanding Amount of any commercial letters of credit outstanding under this Agreement, and, in addition to any other rights or remedies which the Bank may have under this Agreement or otherwise, upon the occurrence of an Event of Default, the Bank may require the Borrower to provide or cause the applicable Acceptable Subsidiary to provide cash collateral in the amount of the L/C Outstanding Amount of any commercial letters of credit outstanding under this Agreement.

         2.04 Standby Letters of Credit Under the Revolving Facility.04 Standby Letters of Credit Under the Standby Letters of Credit Under the Revolving Facility. (a) Each standby letter of credit shall, except as provided in subsection 2.04(b), be denominated in dollars and issued pursuant to the terms and conditions hereof and of a Bank standard form Application and Agreement for Standby Letter of Credit (or such other form as the Bank may require) executed by the Borrower or an Acceptable Subsidiary.

                  (b) The Bank or any Offshore Credit Provider may, from time to time during the Availability Period, in its sole discretion, issue standby letters of credit denominated in Local Currencies to Acceptable Subsidiaries. Neither the Bank nor any Offshore Credit Provider shall have any obligation to issue any such standby letters of credit denominated in Local Currencies unless the Bank and the relevant Acceptable Subsidiary agree, at the time of such Acceptable Subsidiary's request for such a letter of credit, on the repayment terms and other material provisions for such letter of credit and the Borrower or such Acceptable Subsidiary shall execute such applications, agreements and additional documentation as the Bank or the Offshore Credit Provider may require relating to such letter of credit.

                  (c) Each standby letter of credit shall: (i) expire on or before one year after the date such letter of credit is issued, but in no event later than the Final Maturity Date; and (ii) be otherwise in form and substance and in favor of beneficiaries and for purposes satisfactory to the Bank.

                  (d) The Borrower shall pay or cause the applicable Acceptable Subsidiary to pay to the Bank a non-refundable fee equal to 1.00% per annum of the outstanding undrawn amount of each standby letter of credit issued hereunder for its account or for the account of an Acceptable Subsidiary (with a minimum fee of $250), payable annually in advance, and calculated on the basis of the face amount outstanding on the day the fee is calculated, or, in the case of standby letters of credit issued to an Acceptable Subsidiary and denominated in a Local Currency, such fees as are applicable to such letter of credit pursuant to subsection 2.04(b). However, if an Event of Default exists, at the option of the Bank, the amount of the fee shall be increased to 3% per annum, commencing on the day the Bank provides notice of the increase to the Borrower, or such fees as are applicable to a standby letter of credit denominated in a Local Currency pursuant to subsection 2.04(b). The Borrower shall also pay or cause the applicable Acceptable Subsidiary to pay such other fees and commissions at the times and in the amounts the Bank advises the Borrower from time to time as being applicable to the Borrower's or Acceptable Subsidiaries' standby letters of credit.

                  (e) Each draft paid by the Bank or an Offshore Credit Provider under a standby letter of credit issued hereunder shall be reimbursed by the Borrower or the Acceptable Subsidiary to the Bank or such Offshore Credit
Provider on the date such draft is paid by the Bank or the Offshore Credit Provider. Any sum owed to the Bank or an Offshore Credit Provider with respect to a standby letter of credit issued for the Borrower's or an Acceptable Subsidiary's account which is not paid when due shall, at the option of the Bank in each instance, be deemed to be an Advance to the Borrower outstanding under the Revolving Facility and shall thereafter bear interest at the Reference Rate.

                  (f) At the expiration of the Availability Period, the Bank may require the Borrower to provide or cause the applicable Acceptable Subsidiary to provide cash collateral in the amount of the L/C Outstanding Amount of any standby letters of credit outstanding under this Agreement, and, in addition to any other rights or remedies which the Bank may have under this Agreement or otherwise, upon the occurrence of an Event of Default, the Bank may require the Borrower to provide or cause the applicable Acceptable Subsidiary to provide cash collateral in the amount of the L/C Outstanding Amount of any standby letters of credit outstanding under this Agreement.

                  (g) The aggregate of the L/C Outstanding Amount in respect of standby letters of credit and the Bank Guaranty Outstanding Amount may not exceed at any time $10,000,000.

     2.05 Local Currency Advances. (a) From time to time during the Availability Period, the Bank or any Offshore Credit Provider may, in its sole discretion, make Local Currency Advances to Acceptable Subsidiaries.

                  (b) Neither the Bank nor any Offshore Credit Provider shall have any obligation to make any Local Currency Advance unless the following conditions are satisfied:

                           (i) the Bank and the relevant Acceptable Subsidiary agree, at the time of such Acceptable Subsidiary's request for a Local Currency Advance, on the currency, the amount, the principal payment date(s), the interest rate and payment date(s), the prepayment and overdue payment terms, and the reserve, tax and other material provisions for such Advance; and

                           (ii) The Borrower and such Acceptable Subsidiary shall execute such additional documentation as the Bank or such Offshore Credit Provider may require relating to each Local Currency Advance.

     2.06 Bank Guaranties. (a) From time to time during the Availability Period, the Bank may, in its sole discretion, issue Bank Guaranties to the Borrower and to Acceptable Subsidiaries. Each Bank Guaranty shall be issued by an Offshore Credit Provider and pursuant to the laws of the jurisdiction in which such Offshore Credit Provider is located and subject to any other applicable law. Each Bank Guaranty shall be issued pursuant to the terms and conditions hereof and of a Bank standard form indemnity agreement and any other Bank standard forms for guaranties executed by the Borrower or the relevant Acceptable Subsidiary.

                  (b)  Each Bank Guaranty shall:

                           (i) expire on or before the date which is one year after the date it is issued, but in any event no later than the Final Maturity Date; and

                         (ii) be otherwise in form and substance and in favor of
                    beneficiaries and for purposes satisfactory to the Bank.

                  (c) The Borrower or the relevant Acceptable Subsidiary shall pay the Offshore Credit Provider issuance fees and other fees at the times and in the amounts the Bank advises the Borrower or the Acceptable Subsidiary from time to time as being applicable to Bank Guaranties issued for the Borrower's or the Acceptable Subsidiary's account.

                  (d) Each payment by the Offshore Credit Provider under a Bank Guaranty shall be reimbursed by the Borrower or the Acceptable Subsidiary to the Offshore Credit Provider on the date of such payment. Any sum owed to the Offshore Credit Provider with respect to a Bank Guaranty issued under this Section which is not paid when due shall, at the option of the Offshore Credit

Provider in each instance, be deemed to be an Advance to the Borrower by the Bank outstanding under the Revolving Facility and shall thereafter bear interest at the Reference Rate.

                  (e) At the expiration of the Availability Period, the Bank may require the Borrower to provide or cause the applicable Acceptable Subsidiary to provide cash collateral in the amount of the Bank Guaranty Outstanding Amount, and, in addition to any other rights or remedies which the Bank may have under this Agreement or otherwise, upon the occurrence of an Event of Default, the Bank may require the Borrower to provide or cause the applicable Acceptable Subsidiary to provide cash collateral in the amount of the Bank Guaranty Outstanding Amount.

                  (f) The aggregate of the Bank Guaranty Outstanding Amount and the L/C Outstanding Amount in respect of standby letters of credit may not exceed at any time $10,000,000.

     2.07 Optional Prepayment Subject to Section 3.11, the Borrower or the applicable Acceptable Subsidiary may, at any time or from time to time, upon not less than three Business Days' irrevocable notice to the Bank, prepay Advances in whole or in part. If such notice is given by the Borrower or the applicable Acceptable Subsidiary, the prepayment amount specified therein shall be due and payable on the date specified therein, together with accrued interest to the date of repayment on the amount so prepaid.

     2.08 Mandatory Payment. If at any time and for any reason the total amount of credit outstanding under this Agreement exceeds the limitations set forth herein, the Borrower shall or shall cause the applicable Acceptable Subsidiary to, subject to Section 3.11, pay to the Bank, upon demand, the amount of the excess; provided, that if the foregoing applies due to a change in applicable rates of exchange between Dollars and Offshore Currencies or Local Currencies, the Borrower shall be obligated to pay such amount only if the excess is greater than $500,000 or the Equivalent Amount thereof. Payments under this Section may be applied to the obligations of the Borrower or the Acceptable Subsidiaries to the Bank in the order and manner as the Bank in its discretion may determine. Payments to be applied to outstanding letters of credit and drafts accepted under letters of credit and Bank Guaranties may, at the Bank's option, be used to prepay, or held as cash collateral to secure, the Borrower's or any Acceptable Subsidiary's obligations to the Bank or any Offshore Credit Provider with respect thereto.

     2.09 Commitment Fee. The Borrower shall pay to the Bank a commitment fee at the rate of 0.20% per annum on the average daily unused portion of the credit provided under this Agreement. For purposes of computing the unused portion, the L/C Outstanding Amount and the Bank Guaranty Outstanding Amount shall be deemed to be usage. The commitment fee shall be computed on a calendar quarter basis, except for the first period which shall commence on May 1, 1997 and end on June 30, 1997, and the last period which shall end on the last day of the Availability Period. The commitment fee shall be payable in arrears on June 30, 1997, on the last day of each successive quarter thereafter, and on the last day of the Availability Period.

     2.10 Default Rate. Upon the occurrence and during the continuation of any Event of Default, and without constituting a waiver of any such Event of Default, (a) Advances under the Revolving Facility shall at the option of the Bank bear interest at a rate per annum which is 2.00% per annum higher than the rate of interest otherwise provided under this Agreement, and (b) Offshore Currency Advances shall at the option of the Bank be redenominated and converted into the Equivalent Amount of Reference Rate Advances in Dollars.

     2.11 Early Termination of Commitment. The Borrower may at any time terminate the Bank's (including any Offshore Credit Provider's) commitment to extend credit hereunder by giving no less than five Business Days' prior notice to the Bank and paying in full the entire amount of credit outstanding hereunder (including the L/C Outstanding Amount and Bank Guaranty Outstanding Amount), together with any sums due under Section 3.11. Payments to be applied to outstanding letters of credit and drafts accepted under letters of credit and Bank Guaranties may, at the Bank's option, be used to prepay, or held as cash collateral to secure, the Borrower's and Acceptable Subsidiaries' obligations to the Bank with respect thereto. All accrued commitment fees to, but not including the effective date of any termination of the commitment, shall be paid on the effective date of such termination.

                                 ARTICLE IIIIII

            Extensions of Credit, Payments and Interest Calculations

     3.01 Requests for Credit. Each request for an extension of credit shall be made in writing on a form acceptable to the Bank or in any other manner acceptable to the Bank.

     3.02 Disbursements and Payments. Each disbursement by the Bank and each payment by the Borrower or an Acceptable Subsidiary under this Agreement shall be made in the funds and at such branch of the Bank as the Bank may from time to time select.

     3.03 Branch Accounts. Each extension of credit under this Agreement shall be made for the account of such branch, office, or affiliate of the Bank as the Bank may from time to time select.

     3.04 Evidence of Indebtedness. Principal, interest, and all other sums due to the Bank (or any Offshore Credit Provider) under this Agreement shall be evidenced by entries in records maintained by the Bank (or such Offshore Credit Provider), and, if required by the Bank, by a promissory note or notes. Each payment on and any other credits with respect to principal, interest, and all other sums due under this Agreement shall be evidenced by entries to records maintained by the Bank or such Offshore Credit Provider. The loan accounts or records maintained by the Bank or any Offshore Credit Provider shall be conclusive absent manifest error of the amount of the credit extended hereunder and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower or any Acceptable Subsidiary hereunder to pay any amount owing.

     3.05 Interest Calculation. Interest based on the Reference Rate shall be computed on the basis of a 365/366-day year, actual days elapsed. All other interest and fees payable under this Agreement shall be computed on the basis of a 360 day year and actual days elapsed, which results in more interest or a larger fee than if a 365-366 day year were used.

     3.06 Late Payments; Compounding. Any sum payable by the Borrower hereunder (including unpaid interest) if not paid when due shall bear interest (payable on demand) from its due date until payment in full at a rate per annum equal to the Reference Rate plus 2.00% per annum. At the option of the Bank, in each instance, any sum payable hereunder which is not paid when due (including unpaid interest) may be added to principal of the Revolving Facility and shall thereafter bear interest at the rate applicable to principal.

     3.07 Business Day. Any sum payable by the Borrower or an Acceptable Subsidiary hereunder which becomes due on a day which is not a Business Day shall be due on the next Business Day after such due date, unless, in the case of an Offshore Rate Loan, the result of such extension would be to carry such

Offshore Rate Interest Period into another calendar month, in which event such Offshore Rate Interest Period shall end on the immediately preceding Business Day. Any payments received by the Bank or an Offshore Credit Provider on a day which is not a Business Day shall be deemed to be received on the next Business Day after such date of receipt.

     3.08 Taxes and Other Charges. (a) (i) If any taxes (other than taxes on net income (A) imposed by the country or any subdivision of the country in which the Bank's principal office or actual lending office is located and (B) measured by the United States taxable income the Bank would have received if all payments under or in respect of this Agreement and any instrument or agreement required hereunder were exempt from taxes levied by the Borrower's country) are at any time imposed on any payments under or in respect of this Agreement or any instrument or agreement required hereunder including, but not limited to, payments made pursuant to this Section, the Borrower shall pay all such taxes and shall also pay to the Bank, at the time interest is paid, all additional amounts which the Bank specifies as necessary to preserve the after-tax yield the Bank would have received if such taxes had not been imposed.

                           (ii) The additional amounts necessary to preserve the after-tax yield the Bank would have received if such taxes had not been imposed shall be calculated pursuant to the formula:

                                                  (w)(t)(i)
                                            y = -----------
                                                    1-w-t

where the terms are defined as follows:

                           y = additional payment to be made to the Bank

                           w = withholding tax rate levied by foreign
                                  government

                           t  = the Bank's combined Federal and state tax
                       rate

                           i  = amount of interest to be paid on Credit
                                  (computed by using the base rate plus
                                  quoted spread)

                           1  = one

                  (b) The Borrower will provide the Bank with original tax receipts, notarized copies of tax receipts, or such other documentation as will prove payment of tax in a court of law applying the United States Federal Rules of Evidence, for all taxes paid by the Borrower pursuant to subsection (a) above. The Borrower will deliver receipts to the Bank within 30 days after the due date for the related tax.

     3.09 Illegality. (a) If the Bank determines that (i) the introduction of any law, rule, regulation, treaty, or determination of an arbitrator or court or other governmental authority or any change in or in the interpretation or administration thereof has made it unlawful, or that any central bank or other governmental authority has asserted that it is unlawful, for the Bank (directly or through any Offshore Credit Provider) to make or extend any Advance or other credit under this Agreement, or (ii) any order, judgment, or decree of any governmental authority or arbitrator purports by its terms to enjoin or restrain the Bank (or any Offshore Credit Provider) from making or extending any Advance or other credit hereunder, then, on notice thereof by the Bank to the Borrower, the obligation of the Bank to make or extend such Advance or other credit (directly or through any Offshore Credit Provider) shall be suspended until the Bank shall have notified the Borrower that the circumstances giving rise to such determination no longer exist.

                  (b) If the Bank determines that it is unlawful for it or any applicable Offshore Credit Provider to maintain any Offshore Rate Advance or Local Currency Advance hereunder, the Borrower shall prepay or shall cause the applicable Acceptable Subsidiary to prepay in full all Offshore Rate Advances or Local Currency Advances, as the case may be then outstanding, together with interest accrued thereon, either on the last day of the applicable Offshore Rate Interest Period or the interest period applicable to the Local Currency Advance if the Bank or such Offshore Credit Provider may lawfully continue to maintain such Advances to such day and such loans have an interest period, or immediately, if the Bank may not lawfully continue to maintain such Advances or such loans have no interest period, together with any amounts required to be paid in connection therewith pursuant to Section 3.11.

     3.10 Increased Costs. The Borrower shall pay to the Bank, on demand, the Bank's costs or losses arising from any statute or regulation, or any request or requirement of a regulatory agency which is applicable to all national banks or a class of all national banks (but not including any such statute, regulation, request or requirement which has the effect of changing the reserve requirements or Assessment Rate to the extent already included in the calculation of the CD Rate or the Offshore Rate). The costs and losses will be allocated to this facility in a manner determined by the Bank, using any reasonable method. The costs include the following:

                  (a)  any reserve or deposit requirements; and

                  (b) any capital requirements relating to the Bank's assets and commitments for credit.

     3.11 Funding Losses. The Borrower shall reimburse the Bank and hold the Bank harmless from any loss or expense which the Bank may sustain or incur as a consequence of the failure of the Borrower (or any Acceptable Subsidiary) to make any payment or prepayment of principal of any Advance hereunder made at a rate of interest related to the Offshore Rate or the CD Rate (including payments made after any acceleration thereof), or to borrow at such a rate, or the prepayment of an Advance which bears interest at such a rate on a day which is not the last day of the interest period with respect thereto (including payments made after any acceleration thereof or because the total amount of credit exceeds the limitations set forth herein), or the redenomination and conversion, upon the occurrence of any Event of Default, of an Advance which bears interest at such a rate; including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its Advances made at a rate related to the Offshore Rate or the CD Rate hereunder or from fees payable to terminate any deposits from which such funds were obtained or deemed obtained.

     3.12 Inability to Determine Rates. The Bank has no obligation to accept an election for an Offshore Rate Advance or a CD Rate Advance if (a) deposits in the applicable currency in the principal amount, and for the period equal to the interest period, for such Advance are not available in the applicable funding market; or (b) the Offshore Rate or CD Rate does not accurately reflect the cost of such Advance. Nothing contained herein shall, however, obligate the Bank to obtain the funds for any Advance in any particular manner.

     3.13 Certificate of the Bank. If the Bank claims any reimbursement or compensation pursuant to Section 3.10 or Section 3.11, then the Bank shall deliver to the Borrower a certificate setting forth in reasonable detail the amount payable to the Bank thereunder and such certificate shall be conclusive and binding on the Borrower in the absence of manifest error.

     3.14 Debits to Borrower's Account. The Borrower hereby authorizes the Bank to debit the Borrower's deposit account number 1233012785 at the Global Payments Operations, Concord, CA office of the Bank in the amount of principal, interest, fees, or any other amount due under this Agreement or under any instrument or agreement required under this Agreement. The Bank may, at its option, debit the account on the date such amounts become due, or, if such due date is not a Business Day, on the next Business Day after such due date. If there are insufficient funds in the account to cover the amount debited to the accounts in accordance with this Section, such debit may be reversed in whole or in part, at the option of the Bank in its sole discretion, and the amount not debited shall be deemed to remain unpaid.

     3.15 Survival. The agreements and obligations of the Borrower under Sections 3.08 through 3.11 shall survive the expiration or termination of the commitment to extend credit hereunder and the payment of all other obligations of the Borrower or any Acceptable Subsidiary hereunder or under the other Credit Documents.


                                  ARTICLE IVIV

                      Conditions to Availability of Credit.

         The Bank's obligation to extend credit under this Agreement is subject to the Bank's receipt of the following, each in form and substance satisfactory to the Bank:

     4.01 Conditions to First Extension of Credit. Before the first extension of credit:Extension of Credit

                  (a)  This Agreement, executed by the Borrower;

                  (b) Satisfactory evidence of due authorization of the execution, delivery, and performance by the Borrower and any Acceptable Subsidiary of this Agreement and any other Credit Documents, including certified resolutions, incumbency certificate, articles of incorporation and bylaws, or a certificate stating that such items previously delivered to the Bank are still in effect and have not been amended or modified;

                  (c) Certificates of state officials showing that the Borrower is in good standing or qualified to conduct business under the laws of the state of its organization and, if requested by the Bank, in any other state in which the Borrower is required to be so qualified;

                    (d) A certificate of an appropriate  officer of the Borrower as to the matters set forth in Section 4.02(a) and (b); (e) A copy of the Borrower's current Investment Guidelines, which must be satisfactory to the Bank;

                    (f) Payment of any fee or expense  required  hereunder prior to the first extension of credit;

                    (g) Such other approvals, opinions, documents or instruments as the Bank may request.

     4.02 Conditions to Each Extension of Credit. Before each extension or renewal of credit (including pursuant to any election under Section 2.02(b)), including the first:

     (a) The representations and warranties of the Borrower contained in this Agreement shall be true on and as of the date of each extension of credit;

                  (b) Immediately prior to and immediately after giving effect to such extension of credit, no Default or Event of Default shall exist;

                  (c) Executed  originals of all Credit Documents required under
Article II shall have been delivered to the Bank.

         Each request for an extension of credit hereunder shall constitute a representation and warranty by the Borrower, as of the date of each such request and as of the date of each extension of credit, that the conditions in this Section are satisfied.

                                   ARTICLE V

                         Representations and Warranties

                   The Borrower represents and warrants that:

     5.01 Corporate Existence and Power. The Borrower and each Subsidiary: (a) is a corporation duly organized and existing under the laws of the jurisdiction of its organization; (b) has the power and authority and all governmental licenses, authorizations, consents, and approvals to own its assets, carry on its business, and to execute, deliver, and perform its obligations under, the Credit Documents to which it is a party ; and (c) is duly qualified and properly licensed and in good standing under the laws of each jurisdiction where its ownership, lease, or operation of property or the conduct of its business requires such license or qualification.

     5.02 Authorization. The execution, delivery, and performance by the Borrower and each Acceptable Subsidiary of this Agreement and any other Credit Document to which any of them is a party, have been duly authorized by all necessary corporate action, and do not and will not:

               (a) contravene the terms of any organizational or charter documents;

                  (b) conflict with or result in any breach or contravention of, or the creation of any lien, security interest, or charge under, any agreement, contract, indenture, document, or instrument to which the Borrower or any Subsidiary is a party or by which any property is bound, or any order, injunction, writ, or decree of any governmental authority to which the Borrower or any Subsidiary or any of their respective property is subject; or

                  (c) violate any law, rule, regulation, or determination of an arbitrator or of a court or other governmental authority, in each case applicable to or binding upon the Borrower or any Subsidiary or any of their respective property.

     5.03 Enforceability. This Agreement is a legal, valid, and binding agreement of the Borrower, enforceable against the Borrower in accordance with its terms, and the other Credit Documents and any other instrument or agreement required under this Agreement, when executed and delivered, will be legal, valid, binding, and enforceable in accordance with its terms against the Borrower or the Acceptable Subsidiary, as applicable.

     5.04 Compliance with Laws. Each of the Borrower and its Subsidiaries is in compliance with all foreign, federal, state and local laws, rules, regulations and determinations of arbitrators, courts and other governmental authorities materially affecting the business, operations or property of the Borrower and such Subsidiaries (including Environmental Laws).

     5.05 Permits, Franchises. The Borrower or its Subsidiaries possess all permits, memberships, franchises, contracts, and licenses required and all trademark rights, trade name rights, patent rights, and fictitious name rights necessary to enable the Borrower and its Subsidiaries to conduct the businesses in which they are now engaged.

     5.06 Litigation. There is no litigation, tax claim, proceeding, governmental or administrative action, investigation, arbitration proceeding or dispute pending, or, to the knowledge of the Borrower, threatened, against or affecting the Borrower or any of its Subsidiaries or any of their properties, the adverse determination of which would result in a Material Adverse Effect.

     5.07 No Event of Default. There exists no Default or Event of Default.

     5.08 Other Obligations. As of the Closing Date, the Borrower or its Subsidiaries is not in default under any other agreement involving the borrowing of money, the extension of credit, or the lease of real or personal property, to which the Borrower or such Subsidiary is a party as borrower, guarantor, installment purchaser, or lessee, except as disclosed in writing to the Bank prior to the Closing Date.

     5.09 Tax Returns. The Borrower has no knowledge of any material pending assessments or adjustments with respect to its or its Subsidiaries' income tax liabilities for any year, except as disclosed in writing to the Bank prior to the Closing Date.

     5.10 Information Submitted. All financial and other information that has been submitted by the Borrower or a Subsidiary to the Bank, including the Borrower's financial statement delivered to the Bank most recently prior to the Closing Date: (a) in the case of financial statements, is prepared in accordance with generally accepted accounting principles consistently applied; and (b) is true and correct in all material respects and is complete insofar as may be necessary to give the Bank true and accurate knowledge of the subject matter thereof.

     5.11 No Material Adverse Effect. Since December 31, 1996, there has been no Material Adverse Effect.

     5.12 ERISA Compliance. Except as specifically disclosed to the Bank in writing prior to the Closing Date: (a) each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law; (b) there are no pending, or to the best knowledge of Borrower, threatened claims, actions or lawsuits, or action by any governmental authority, with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect; (c) there has been no prohibited transaction or other violation of the fiduciary responsibility rule with respect to any Plan which could reasonably result in a Material Adverse Effect; (d) no ERISA Event has occurred or is reasonably expected to occur with respect to any Pension Plan; (e) no Pension Plan has any Unfunded Pension Liability; (f) the Borrower has not incurred, nor does it reasonably expect to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (g) no trade or business (whether or not incorporated under common control with the Borrower within the meaning of Section 414(b), (c), (m) or (o) of the Code) maintains or contributes to any Pension Plan or other Plan subject to Section 412 of the Code; and (h) neither the Borrower or entity under common control with the Borrower in the preceding sentence has ever contributed to any multiemployer plan within the meaning of Section 4001(a)(3) of ERISA.

     5.13 Environmental Matters. (a) (i) The properties of the Borrower and its Subsidiaries do not contain and have not previously contained (at, under, or about any such property) any Hazardous Substances or other contamination (A) in amounts or concentrations that constitute or constituted a violation of, or could give rise to liability under, any Environmental Laws, (B) which could interfere with the continued use, occupation or operation of such property, (C) which could impair the fair market value thereof or (D) in levels or concentrations requiring cleanup or other management under applicable standards or guidelines of foreign, federal, state or local environmental agencies; and
(ii) there has been no transportation or disposal of Hazardous Substances from, nor any release or threatened release of Hazardous Substances at or from, any property of the Borrower or any of its Subsidiaries in violation of or in any manner which could give rise to liability under any Environmental Laws.

                  (b) Neither the Borrower nor any of its Subsidiaries has received or is aware of any material claim or notice of material violation, alleged material violation, non-compliance, liability or potential liability regarding environmental matters, Hazardous Substances or compliance with Environmental Laws with regard to the properties or operations of the Borrower or any of its Subsidiaries, nor does the Borrower have knowledge or reason to believe that any such action is being contemplated, considered, or threatened.


                                   ARTICLE VI

                              Affirmative Covenants

         So long as credit is available under this Agreement and until full and final payment of all of the Borrower's and any Acceptable Subsidiaries' obligations under this Agreement and any other Credit Document:

     6.01 Notices of Certain Events. The Borrower shall promptly give written notice to the Bank of:

          (a) all litigation, proceedings or actions affecting the Borrower or its Subsidiaries where the amount claimed is $1,000,000 or more;

          (b) any substantial dispute which may exist between the Borrower or its Subsidiaries and any governmental regulatory body or law enforcement authority;

          (c) any Default or Event of Default;

          (d) any of the representations and warranties in Article V ceases to be true and correct; and

          (e) any other matter which has resulted or could reasonably be expected to result in a Material Adverse Effect.

          6.02 Financial and Other Information. The Borrower shall deliver to the Bank in form and detail satisfactory to the Bank, and in such number of copies as the Bank may request:

                  (a) Within 95 days after the end of each fiscal year, (i) the Borrower's consolidated financial statements for such year audited by a certified public accountant together with an unqualified opinion of such certified public accountant and including, at a minimum, the Borrower's balance sheet and statements of income, retained earnings, and cashflow; and (ii) a complete copy of Borrower's Form 10-K Annual Report submitted to the Securities and Exchange Commission for such year;

                  (b) Within 50 days after the end of each fiscal quarter, (i) the Borrower's consolidated financial statements for such period prepared by the Borrower and including, at a minimum, the Borrower's balance sheet and statements of income, retained earnings, and cash flow, and (ii) a complete copy of Borrower's Form 10-Q Quarterly Report submitted to the Securities and Exchange Commission for such quarter;

     (c) Concurrently with the delivery of the financial statements referred to in subsections 6.02(a) and (b) above, a Compliance Certificate;

     (d) Within 10 days after the date of filing with the Securities and Exchange Commission, copies of the Borrower's Form 8-K Current Reports;

     (e) Promptly after any changes thereto, any changes to the Investment Guidelines; and

                  (f)  Promptly   upon   request,   such  other   materials  and
information relating to the Borrower or its Subsidiaries as the Bank may request.

     6.03 Books, Records, Audits and Inspections. The Borrower shall, and shall cause its Subsidiaries to, maintain adequate books, accounts and records, and prepare all financial statements required hereunder in accordance with generally accepted accounting principles consistently applied, and in compliance with the regulations of any governmental regulatory body having jurisdiction over the Borrower or its Subsidiaries, or the Borrower's or its Subsidiaries' businesses, and permit employees or agents of the Bank at any reasonable time to inspect the Borrower's and its Subsidiaries' properties, and to examine or audit the Borrower's and its Subsidiaries' books, accounts, and records and make copies and memoranda thereof.

     6.04 Use of Facility. The Borrower shall use and shall cause the Acceptable Subsidiaries to use the credit facility provided herein solely for working capital and other general corporate purposes not in contravention of any requirement of law.

     6.05 Insurance. The Borrower shall, and shall cause its Subsidiaries to, maintain and keep in force insurance of the types and in amounts customarily carried in lines of businesses similar to those of the Borrower and its Subsidiaries, as applicable, including fire, extended coverage, public liability (including coverage for contractual liability), property damage (including use and occupance), business interruption, and workers' compensation, all carried by insurers and in amounts satisfactory to the Bank, with loss payable endorsements on such types of insurance as the Bank may request, and deliver to the Bank from time to time, at the Bank's request, a copy of each insurance policy, or if permitted by the Bank, a certificate of insurance setting forth all insurance then in effect.

     6.06 Compliance with Laws. The Borrower shall at all times comply with, and cause its Subsidiaries to comply with, all laws, statutes (including any fictitious name statute), rules, regulations, orders, and directions of any governmental authority having jurisdiction over the Borrower or any of its Subsidiaries or the business of the Borrower or any of its Subsidiaries (including all Environmental Laws).

     6.07 Change in Name, Structure or Location. The Borrower shall notify the Bank in writing prior to any change in (a) the Borrower's name or the name of any Acceptable Subsidiary, (b) the Borrower's or any Acceptable Subsidiary's business or legal structure, or (c) the Borrower's or any Acceptable Subsidiary's place of business or chief executive office if the Borrower has more than one place of business.

     6.08 Existence and Properties. The Borrower and each of its Subsidiaries shall maintain and preserve its existence and all rights, privileges, and franchises now enjoyed, conduct its business in an orderly, efficient, and customary manner, keep all the its properties in good working order and condition, and from time to time make all needed repairs, renewals, or replacements thereto and thereof so that the efficiency of such property shall be fully maintained and preserved.

     6.09 Additional Acts. The Borrower shall perform, on request of the Bank, such acts as may be necessary or advisable to perfect any lien or security interest contemplated hereby or otherwise to carry out the intent of this Agreement.

                                 ARTICLE VII

                               Negative Covenants

         So long as credit is available under this Agreement and until full and final payment of all of the Borrower's and any Acceptable Subsidiary's obligations under this Agreement and any other Credit Document:

     7.01 Other Indebtedness. The Borrower and its Subsidiaries shall not create, incur, assume, or permit to exist any indebtedness or liabilities for or resulting from borrowed money, loans, or advances, or for the deferred purchase price of property under capital leases, whether secured or unsecured, matured or unmatured, liquidated or unliquidated, joint or several, or become liable as a surety, guarantor, accommodation endorser, or otherwise for or upon the obligation of any other person, firm, corporation or other entity; provided, however, that this Section shall not prohibit:

     (a) the acquisition of goods, supplies, or merchandise on normal trade credit;

     (b) the execution of bonds or undertakings in the ordinary course of its business as presently conducted;

     (c) the endorsement of negotiable instruments received in the ordinary course of its business as presently conducted;

     (d) indebtedness for borrowed money to banks other than the Bank incurred by Subsidiaries which does not exceed $5,000,000 in the aggregate (including commitments and outstandings) outstanding at any time;

     (e) indebtedness secured by purchase money liens permitted under Section 7.02(f), provided that the aggregate of such indebtedness incurred in any fiscal year does not exceed $10,000,000;

     (f) guarantees by the Borrower or its Subsidiaries in favor of the Bank; or

     (g) guarantees by the Borrower of indebtedness incurred by Subsidiaries which is permitted under subsection (d) of this Section 7.01.

     7.02 Liens. The Borrower shall not, and shall not suffer or permit any of its Subsidiaries to, create, assume, or suffer to exist any security interest, deed of trust, mortgage, lien (including the lien of an attachment, judgment, or execution), or encumbrance, securing a charge or obligation, on or of any of its or their property, real or personal, whether now owned or hereafter acquired, except: (a) security interests and deeds of trust in favor of the Bank; (b) liens, security interests, and encumbrances in existence as of the date of this Agreement and disclosed to the Bank in writing prior to the Closing Date; (c) liens for current taxes, assessments, or other governmental charges which are not delinquent or remain payable without any penalty; (d) liens in connection with workers' compensation, unemployment insurance, or other social security obligations; (e) mechanics', worker's, materialmen's, landlords', carriers', or other like liens arising in the ordinary and normal course of business with respect to obligations which are not due; and (f) purchase money security interests in personal property hereafter acquired when the security interest does not extend beyond the property purchased, the liability secured does not exceed 100% of the cost thereof, and the aggregate amount of liabilities secured by such property do not exceed, at any one time, $10,000,000.

     7.03 Capital Assets. The Borrower on a consolidated basis shall not expend or incur obligations for the acquisition of fixed or capital assets on a cumulative basis of more than (i) $25,000,000 for the fiscal year ending
December 31, 1997, (ii) $30,000,000 for the fiscal year ending December 31, 1998, and (iii) $30,000,000 for the fiscal year ending December 31, 1999.

     7.04 Dividends. Neither the Borrower nor any of its Subsidiaries that is not wholly-owned by the Borrower shall declare or pay any dividends or distributions on any of its shares now or hereafter existing, or purchase, redeem or otherwise acquire for value any of its shares, or create any sinking fund in relation thereto, except for (i) dividends payable solely in its capital stock and (ii) repurchases of its shares in an aggregate cumulative amount not to exceed $10,000,000 after March 31, 1997.

     7.05 Loans. Neither the Borrower nor any of its Subsidiaries shall make any loans, advances, or other extensions of credit to any of the Borrower's or such Subsidiary's executives, officers, or directors or shareholders (or any relatives of any of the foregoing), or make loans, advances or other extensions of credit to or invest in any other person, firm, corporation, or other entity, other than (a) investments in cash equivalents; (b) extensions of credit in the nature of accounts receivable or notes receivable arising from the sale or lease of goods or services in the ordinary course of business; (c) extensions of credit by the Borrower to any of its wholly-owned Subsidiaries or by any of its wholly-owned Subsidiaries to another of its wholly-owned Subsidiaries; and (d) investments incurred in order to consummate acquisitions or other transactions otherwise permitted under Section 7.06, provided that such acquisitions or other transactions are undertaken in accordance with all applicable requirements of law.

     7.06 Acquisitions, Liquidations and Mergers. The Borrower shall not, and shall not suffer or permit any Subsidiary to, liquidate or dissolve or enter into any consolidation, merger, partnership, joint venture, or other combination, or to purchase control of, or the assets or business of, any other person, firm, corporation or other entity; provided that this Section shall not prohibit any such transaction where (i) the consolidated or merged entity or partnership or joint venture or acquired assets or business involves business activities and operations substantially the same as or related to the present business activities and operations of the Borrower, and (ii) in the case of a consolidation, merger or combination, the Borrower or such Subsidiary shall be the surviving entity, and provided further that any Subsidiary may merge with the Borrower, provided that the Borrower shall be the continuing or surviving corporation, or with any one or more Subsidiaries, provided that if any transaction shall be between a Subsidiary and a wholly-owned Subsidiary, the wholly-owned Subsidiary shall be the continuing or surviving corporation.

     7.07 Sale of Assets. Neither the Borrower nor any of its Subsidiaries shall
(a) sell, lease, or otherwise dispose of its business or assets as a whole or such as in the opinion of the Bank constitutes a substantial portion of its business or assets; (b) sell or otherwise dispose of any of its accounts receivable except in connection with the collection of same in the ordinary course of business; (c) sell or otherwise dispose of any of its assets except for full, fair and reasonable consideration; or (d) enter into any sale and leaseback agreement covering any of its fixed or capital assets if the amount of financing being extended pursuant to such agreement exceeds $5,000,000.

     7.08 Business Activities. The Borrower and its Subsidiaries shall not engage in any business activities or operations substantially different from or unrelated to present business activities and operations.

     7.09 Regulations G, T, U, and X. The Borrower shall not, and shall not permit any of its Subsidiaries to, use any portion of the proceeds of any Advances or extensions of credit hereunder, directly or indirectly, (i) to purchase or carry margin stock (within the meanings of Regulations G, T, U, and X of the FRB), (ii) to repay or otherwise refinance indebtedness of the Borrower or others incurred to purchase or carry any such margin stock, (iii) to extend credit for the purpose of purchasing or carrying any such margin stock, or (iv) to acquire any security in any transaction that is subject to Section 13 or 14 of the Securities Exchange Act of 1934, as amended.

     7.10 Use of Proceeds - Ineligible Securities. The Borrower shall not, and shall not permit any Acceptable Subsidiary to, directly or indirectly, use any portion of the proceeds of any Advances or extensions of credit hereunder (i) knowingly to purchase Ineligible Securities from BASI during any period in which BASI makes a market in such Ineligible Securities, (ii) knowingly to purchase during the underwriting or placement period Ineligible Securities being underwritten or privately placed by BASI, or (iii) to make payments of principal or interest on Ineligible Securities underwritten or privately placed by BASI and issued by or for the benefit of the Borrower or any Subsidiary or affiliate of the Borrower. As used in this Section, "BASI" means BancAmerica Securities, Inc., a wholly-owned subsidiary of BankAmerica Corporation. BASI is a registered broker-dealer and permitted to underwrite and deal in certain Ineligible
Securities; and "Ineligible Securities" means securities which may not be underwritten or dealt in by member banks of the Federal Reserve System under
Section 16 of the Banking Act of 1933 (12 U.S.C. ss. 24, Seventh), as amended.

     7.11 Quick Ratio. The Borrower shall not permit at any time on a consolidated basis its Quick Ratio to be less than 1.50: 1.00. For purposes of this Agreement,

                  (a) "Quick Ratio" shall mean the ratio of (i) the sum of (A) consolidated cash, (B) accounts receivable net of any reserves or offsets, (C) short-term cash investments, (D) investment grade marketable securities not classified as long-term investments, and (E) long-term investments not to exceed $15,000,000 and in compliance with the Investment Guidelines, to (ii) Current Liabilities; and

                  (b) "Current Liabilities" shall include all funded and unfunded indebtedness under this Agreement and the other Credit Documents (including undrawn amounts (or the Equivalent Amount thereof) of all letters of credit and Bank Guaranties and drawn and unreimbursed obligations with respect thereto).

     7.12 Total Liabilities to Tangible Net Worth. The Borrower shall not permit at any time on a consolidated basis the ratio of the Borrower's Total Liabilities to Tangible Net Worth to exceed 0.75: 1.00. For purposes of this Agreement,

                  (a) "Total Liabilities" shall include all funded and unfunded indebtedness under this Agreement and the other Credit Documents (including undrawn amounts (or the Equivalent Amount thereof) of all letters of credit and Bank Guaranties and drawn and unreimbursed obligations with respect thereto); and

                  (b) "Tangible Net Worth" means the gross book value of the assets of the Borrower and its Subsidiaries (exclusive of goodwill, patents, trademarks, trade names, organization expense, treasury stock (to the extent included in gross assets), unamortized debt discount and expense, deferred charges, capitalized software and other like intangibles and excluding (i) loans from the Borrower or its Subsidiaries to any of its employees, officers, or owners, and (ii) any value placed on any leasehold, provided, however, that leasehold improvements may be included in the value of the Borrower's consolidated assets) less (A) reserves applicable thereto and (B) all liabilities including accrued and deferred income taxes.

     7.13 Tangible Net Worth. The Borrower shall not permit at any time on a consolidated basis its Tangible Net Worth to be less than $105,000,000 plus the sum of (i) 75% of net income after income taxes (without subtracting losses) earned in each quarterly accounting period commencing after March 31, 1997, plus
(ii) the net proceeds from any equity securities issued after March 31, 1997, plus (iii) any increase in stockholders' equity resulting from the conversion of debt securities to equity securities after March 31, 1997, less (iv) the lesser of (a) $10,000,000 or (b) the amount of repurchases by the Borrower of its equity securities after March 31, 1997.

         7.14 Consecutive Quarterly Losses; Losses in One Quarter.14 Consecutive Quarterly Losses; Losses in Consecutive Quarterly Losses; Losses in One Quarter. The Borrower on a consolidated basis shall not incur, (a) any quarterly net (after tax) or operating loss in excess of $7,500,000 for the quarter ending June 30, 1997, (b) any quarterly net (after tax) or operating loss in excess of $2,000,000 for the quarter ending September 30, 1997, and (c) for the quarter ending December 31, 1997 and each quarter thereafter (i) any quarterly net

(after tax) or operating loss in any two consecutive fiscal quarters and (ii) any quarterly net (after tax) or operating loss in excess of 5% of its consolidated Tangible Net Worth. For purposes of clarification of clause (c), if there is a net (after tax) or operating loss in the quarter ending September 30, 1997, the quarter ending December 31, 1997 must be profitable.


                                  ARTICLE VIII

                                Events of Default

     8.01 Events of Default. The occurrence of any of the following events shall constitute an "Event of Default" under this Agreement:

     (a) Failure to Pay. The Borrower or any Acceptable Subsidiary fails to pay, when due, any installment of principal, or any interest, fee or any other sum due under this Agreement or any other Credit Document in accordance with the terms hereof or thereof.

     (b) Breach of Representation or Warranty. Any representation or warranty herein or in any other Credit Document proves to have been false or misleading in any material respect when made or deemed made.

     (c) Specific Defaults. The Borrower fails to perform or observe any term, covenant or agreement contained in Section 6.01, 6.02, or 6.03 or Article VII.

     (d) Other Defaults. The Borrower or any Acceptable Subsidiary fails to perform or observe any other term or covenant contained in this Agreement or any Credit Document.

     (e) Trade Suits. One or more suits are filed against the Borrower by a trade creditor or trade creditors of the Borrower in the aggregate amount of $5,000,000 or more.

     (f) Judgments. One or more judgments or arbitration awards are entered against the Borrower or any of its Subsidiaries or the Borrower or any of its Subsidiaries enters into any settlement agreement with respect to any litigation or arbitration, in the aggregate amount of $3,000,000 or more on a claim or claims not fully covered by insurance.

     (g) Failure to Pay Debts; Voluntary Bankruptcy. The Borrower or any Subsidiary (i) fails to pay the Borrower's or y such Subsidiary's debts generally as they come due, or (ii) files any petition, proceeding, case, or action for relief under any bankruptcy, reorganization, insolvency, or moratorium law, or any other law or laws for the relief of, or relating to, debtors.

     (h) Involuntary Bankruptcy. An involuntary petition is filed under any bankruptcy or similar statute against the Borrower or any Subsidiary, or a receiver, trustee, liquidator, assignee, custodian, sequestrator, or other similar official is appointed to take possession of the properties of the Borrower or any Subsidiary; provided, however, that such Event of Default shall be deemed cured if such petition or appointment is set aside or withdrawn or ceases to be in effect within 60 days from the date of said filing or appointment.

     (i) Default of Other Financial Obligations. Any default occurs under any other agreement involving the borrowing of money or the extension of credit to which the Borrower or any Subsidiary may be a party as borrower, guarantor, or installment purchaser, if such default consists of the failure to pay any obligation when due or if such default gives to the holder of the obligation concerned the right to accelerate the obligation.

     (j) Default under other Credit Documents. Any Credit Document (other than this Agreement), guaranty, subordination agreement, or other agreement or instrument required hereunder or executed in connection herewith is breached or becomes ineffective or any default occurs under any such agreement or instrument or Borrower disavows its obligations under any such guaranty.

     (k) Default of Other Bank Obligations. Any default occurs under any other obligation of the Borrower or any Subsidiary to the Bank or to any subsidiary or affiliate of the Bank.

     (l) Material  Adverse  Effect.  There occurs a Material  Adverse  Effect.se
Effect

     (m) ERISA. (i) An ERISA Event shall occur with respect to a Pension Plan which has resulted or could reasonably be expected to result in liability of the Borrower under Title IV of ERISA to the Pension Plan or PBGC in an aggregate amount in excess of $500,000; (ii) the commencement or increase of contributions to, or the adoption of or the amendment of a Pension Plan by the Borrower which has resulted or could reasonably be expected to result in an increase in Unfunded Pension Liability among all Pension Plans in an aggregate amount in excess of $500,000; or (iii) any of the representations and warranties contained in Section 5.12 shall cease to be true and correct which, individually or in combination, has resulted or could reasonably be expected to result in a Material Adverse Effect.

     (n) Change of Control. (i) any person, firm, corporation or other entity (a "person") or two or more persons acting in concert shall acquire beneficial ownership, directly or indirectly, of securities of the Borrower (or other securities convertible into such securities) representing 30% or more of the combined voting power of all securities of the Borrower entitled to vote in the election of directors; or (ii) during any period of up to 12 consecutive months, commencing after the Closing Date, individuals who at the beginning of such 12-month period were directors of the Borrower shall cease for any reason to constitute a majority of the Board of Directors of the Borrower unless the persons replacing such individuals were nominated by the Board of Directors of the Borrower; or (iii) any person or two or more persons acting in concert acquiring by contract or otherwise, or entering into a contract or arrangement which upon consummation will result in its or their acquisition of, or control over, securities of the Borrower (or other securities convertible into such securities) representing 30% or more of the combined voting power of all securities of the Borrower entitled to vote in the election of directors.

     8.02 Remedies. If any Event of Default occurs,

                  (a) any indebtedness of the Borrower or of any Acceptable Subsidiary under any of the Credit Documents, any term thereof to the contrary notwithstanding, shall at the Bank's option (but automatically upon the occurrence of an Event of Default described in subsection 8.01(g)(ii) or subsection 8.01(h)) and without notice become immediately due and payable without presentment, demand, protest, or notice of dishonor, or any other notice, all of which are hereby expressly waived by the Borrower to the full extent permitted by law, and the Bank may declare an amount equal to the maximum aggregate amount that is or at any time thereafter may become available for drawing under any then-outstanding letters of credit (whether or not any beneficiary shall have presented, or be entitled at such time to present, the drafts or other documents required to draw under such letters of credit) and the Bank Guaranty Outstanding Amount, to be immediately due and payable;

                  (b) the obligation, if any, of the Bank (including through any Offshore Credit Provider) to make further loans or extensions of credit hereunder shall immediately cease and terminate, and

                  (c) the Bank and each Offshore Credit Provider shall have all rights, powers, and remedies available under each of the Credit Documents, or accorded by law, including the right to resort to any or all security for any credit accommodation described herein, and to exercise any or all of the rights of a beneficiary or secured party pursuant to applicable law.

All rights, powers, and remedies of the Bank and each Offshore Credit Provider may be exercised at any time by the Bank or such Offshore Credit Provider and from time to time after the occurrence of an Event of Default. All rights, powers, and remedies of the Bank and any Offshore Credit Provider in connection with each of the Credit Documents are cumulative and not exclusive and shall be in addition to any other rights, powers, or remedies provided by law or equity.


                                  ARTICLE IX

                                  Miscellaneous

     9.01 Successors and Assigns. This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that the Borrower shall not assign this Agreement or any other Credit Document or any of the rights, duties or obligations of the Borrower hereunder without the prior written consent of the Bank.

     9.02 Consents and Waivers. No failure to exercise and no delay in exercising, on the part of the Bank or any Offshore Credit Provider, any right, remedy, power, or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege. No consent or waiver under this Agreement shall be effective unless in writing. No waiver of any breach or default shall be deemed a waiver of any breach or default thereafter occurring.

     9.03 Governing Law. This Agreement shall be governed by and construed under the laws of the State of California.

     9.04 Costs and Attorneys' Fees. The Borrower shall, whether or not the transactions contemplated hereby shall be consummated, pay or reimburse the Bank on demand for all reasonable out-of-pocket costs and expenses incurred by the Bank in connection with the development, preparation, delivery, administration, and execution of, and any amendment, supplement, waiver or modification to, this Agreement and any other Credit Document and the consummation of the transactions contemplated hereby and thereby, including reasonable attorney fees and disbursements and the allocated cost of internal counsel and disbursements, incurred by the Bank with respect thereto; and in connection with the enforcement, attempted enforcement or preservation of any rights or remedies hereunder or under any Credit Document, including any "workout" or restructuring under this Agreement, including attorney fees and disbursements and the allocated cost of internal counsel and disbursements. As used herein, "out-of-pocket costs" shall include the allocated cost of internal counsel to the Bank, and other non-routine Bank resources (such as internal environmental consultants or asset auditors). The agreements and obligations of the Borrower under this Section shall survive the expiration or termination of the commitment to extend credit hereunder and the payment of all other obligations of the Borrower or any Acceptable Subsidiary hereunder or under the other Credit Documents.

     9.05 Integration; Amendment. This Agreement, together with the other Credit Documents, embodies the entire agreement and understanding between the Borrower and the Bank. This Agreement may be amended or modified only in writing, signed by the Borrower and the Bank.

     9.06 Borrower's Documents. The Bank shall be under no obligation to return any schedules, invoices, statements, budgets, forecasts, reports or other papers delivered by the Borrower and shall destroy or otherwise dispose of same at such time as the Bank, in its discretion, deems appropriate.

     9.07 Participations. The Bank may at any time sell, assign, grant participations in, or otherwise transfer to any other person, firm, corporation or other entity (a "Participant") all or part of the obligations of the Borrower and any Acceptable Subsidiary under this Agreement and any other Credit Document. The Borrower authorizes the Bank and each Participant, upon the occurrence of an Event of Default, to proceed directly by right of setoff, banker's lien, or otherwise, against any assets of the Borrower and any

Acceptable Subsidiary which may be in the hands of the Bank or such Participant, respectively. The Borrower authorizes the Bank to disclose to any prospective Participant and any Participant any and all information in the Bank's possession concerning the Borrower and its Subsidiaries, this Agreement or any other Credit Document.

     9.08 General Indemnification. The Borrower shall pay and indemnify the Bank, the Offshore Credit Providers, the Bank's parent company, and each of their respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "Indemnified Person") and hold harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses, or disbursements (including reasonable attorneys' fees and disbursements and the allocated costs of internal counsel) of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance, and administration of this Agreement and any other Credit Documents, or the transactions contemplated hereby and thereby, and with respect to any investigation, litigation, or proceeding related to this Agreement, any violation of any Environmental Law by the Borrower or its Subsidiaries, any use, generation, manufacture, production, storage, release, threatened release, discharge, disposal or presence (whether actual or alleged) of a Hazardous Substance on, under or about the property or operations of or property leased to the Borrower or any of its Subsidiaries, any transportation from or other off-site management of any Hazardous Substance generated or used by the Borrower or any of its Subsidiaries, or the loans and other extensions of credit hereunder or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided, that the Borrower shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities arising from the gross negligence or willful misconduct of such Indemnified Person. The agreements and obligations of the Borrower in this Section shall survive the expiration and termination of the commitment to extend credit hereunder and the payment of all other obligations of the Borrower or any Acceptable Subsidiary hereunder or under the other Credit Documents.

     9.09 Arbitration; Reference Proceeding. (a) Any controversy or claim between or among the parties, including but not limited to those arising out of or relating to this Agreement or any other Credit Document or other agreements or instruments relating hereto or delivered in connection herewith and any claim based on or arising from an alleged tort, shall at the request of any party be determined by arbitration. The arbitration shall be conducted in accordance with the United States Arbitration Act (Title 9, U.S. Code), notwithstanding any choice of law provision in this Agreement, and under the Commercial Rules of the American Arbitration Association ("AAA"). The arbitrator(s) shall give effect to statutes of limitation in determining any claim. Any controversy concerning whether an issue is arbitrable shall be determined by the arbitrator(s). Judgment upon the arbitration award may be entered in any court having jurisdiction. The institution and maintenance of an action for judicial relief or pursuit of a provisional or ancillary remedy shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief.

                  (b) Notwithstanding the provisions of subsection (a) of this Section, no controversy or claim shall be submitted to arbitration without the consent of all parties if, at the time of the proposed submission, such controversy or claim arises from or relates to an obligation to the Bank which is secured by real property collateral located in California. If all parties do not consent to submission of such a controversy or claim to arbitration, the controversy or claim shall be determined as provided in subsection (c) of this Section.

                  (c) A controversy or claim which is not submitted to arbitration as provided and limited in subsections (a) and (b) of this Section shall, at the request of any party, be determined by a reference in accordance with California Code of Civil Procedure Sections 638 et seq. If such an election is made, the parties shall designate to the court a referee or referees selected under the auspices of the AAA in the same manner as arbitrators are selected in AAA-sponsored proceedings. The presiding referee of the panel, or the referee if there is a single referee, shall be an active attorney or retired judge. Judgment upon the award rendered by such referee or referees shall be entered in the court in which such proceeding was commenced in accordance with California Code of Civil Procedure Sections 644 and 645.

                  (d) No provision of this paragraph shall limit the right of any party to this Agreement to exercise self-help remedies such as setoff, to foreclose against or sell any real or personal property collateral or security, or to obtain provisional or ancillary remedies from a court of competent jurisdiction before, after, or during the pendency of any arbitration or other proceeding. The exercise of a remedy does not waive the right of either party to resort to arbitration or reference. At the Bank's option, foreclosure under a deed of trust or mortgage may be accomplished either by exercise of power of sale under the deed of trust or mortgage or by judicial foreclosure.

     9.10 Notices. (a) All notices, requests and other communications provided for hereunder shall be in writing and mailed or delivered to a party at its address specified on the signature pages hereof, or to such other address as shall be designated by such party in a written notice to the other parties.

                  (b) All such notices and communications shall, when transmitted by overnight delivery, be effective when delivered for overnight delivery, or if personally delivered, upon such personal delivery, except that notices pursuant to Article II shall not be effective until actually received by the Bank.

                  (c) The Borrower acknowledges and agrees that any agreement of the Bank pursuant to Article II to receive notices by telephone or facsimile is solely for the convenience and at the request of the Borrower. Telephone requests may be made by any individual identified in writing to the Bank on a form acceptable to the Bank as being authorized to make such requests. The Bank shall be entitled to rely upon any written or telephone request from persons it reasonably believes to be authorized by the Borrower to make such requests without making independent inquiry. The Borrower assumes the full risk of, and the Bank shall not be responsible for, any delays or errors in transmission, and the obligation of the Borrower to repay the loans and other extensions of credit hereunder shall not be affected in any way or to any extent by any failure by the Bank to receive written confirmation of any telephonic or facsimile notice or the receipt by the Bank of a confirmation which is at variance with the terms understood by the Bank to be contained in the telephonic or facsimile notice.

     9.11 Headings; Interpretation. Article, section, and paragraph headings are for reference only and shall not affect the interpretation or meaning of any provisions of this Agreement. The meaning of defined terms shall be equally applicable to the singular and plural forms of the defined terms. The words "hereof", "herein", "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; and article, subsection, section, schedule and exhibit references are to this Agreement unless otherwise specified. The term "including" is not limiting and means "including without limitation." In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including."

     9.12 Severability. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

     9.13 Counterparts. This Agreement may be executed in as many counterparts as may be deemed necessary or convenient, and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed an original but all such counterparts shall constitute but one and the same agreement.

     9.14 Waiver of Jury Trial. IF A CONTROVERSY OR CLAIM IS NOT SUBMITTED TO ARBITRATION AS PROVIDED AND LIMITED IN SUBSECTIONS (a) AND (b) OF SECTION 9.09 OR IS NOT DETERMINED BY A REFERENCE AS PROVIDED IN SUBSECTION (c) OF SUBSECTION 9.09, THEN THE BORROWER AND THE BANK WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE BORROWER AND THE BANK EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER CREDIT DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                     FILENET CORPORATION



                                     By:
                                     Typed Name:
                                     Title:


                                     By:
                                     Typed Name:
                                     Title:


                                     Address  where  notices  to
                                     Borrower are to be sent:

                                     3565 Harbor Blvd.
                                     Costa Mesa, CA  92626
                                     Attn:
                                     Telecopier No.:


                                     BANK OF AMERICA NATIONAL TRUST
                                     AND SAVINGS ASSOCIATION


                                     By:
                                     Typed Name: Debra Staiger
                                     Title: Vice President


                                     Address  where  notices  to
                                     Bank are to be sent:

                                     530 Lytton Avenue
                                     Palo Alto, CA  94301
                                     Attn:  Debra Staiger
                                            Vice President
                                     Telecopier No.: 415-853-4476

                                    EXHIBIT A


                               FILENET CORPORATION
                             COMPLIANCE CERTIFICATE



                                                   Date:                 , 199


         Reference is made to that certain Second Amended and Restated Credit Agreement (Multicurrency) (the "Credit Agreement") dated as of June 25, 1997, effective as of June 1, 1997, between FileNet Corporation (the "Borrower") and Bank of America National Trust and Savings Association, a national banking association (the "Bank"). Unless otherwise defined herein, capitalized terms used herein have the respective meanings assigned to them in the Credit Agreement.

         The undersigned responsible officer of the Borrower hereby certifies as of the date hereof that he/she is the of the Borrower, and that, as such, he/she is authorized to execute and deliver this Compliance Certificate (the "Certificate") to the Bank on the behalf of the Borrower and its consolidated Subsidiaries, and that:

[Use the following paragraph if this Certificate is delivered in connection with
the  financial   statements   required  by  subsection  6.02(a)  of  the  Credit
Agreement.]

         1. Attached as Schedule 1 hereto are (a) a true and correct copy of the audited consolidated balance sheet of the Borrower as of the end of the fiscal year ended _______________, 199__, (b) the related consolidated statements of income, retained earnings and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, and accompanied in each case by the unqualified opinion of ______________ [insert name of independent certified public accounting firm], and (c) a complete copy of the Borrower's Form 10K annual report submitted to the Securities and Exchange Commission for such year.

                                                         or

[Use the following paragraph if this Certificate is delivered in connection with
the  financial   statements   required  by  subsection  6.02(b)  of  the  Credit
Agreement.]

         1. Attached as Schedule 1 hereto is (a) a true and correct copy of the unaudited consolidated balance sheet of the Borrower as of the end of such quarter ended ____________, 199__, (b) the related consolidated statements of income, retained earnings and cash flows of the Borrower for the period commencing on the first day and ending on the last day of such quarter, and (c) a complete copy of the Borrower's Form 10-Q Quarterly Report submitted to the Securities and Exchange Commission for such quarter.

         2. The undersigned has reviewed and is familiar with the terms of the Credit Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and conditions (financial or otherwise) of the Borrower during the accounting period covered by the attached financial statements.

         3. The attached financial statements are complete and correct in all material respects, and have been prepared in accordance with generally accepted accounting principles on a basis consistent with prior periods.

         4. To the best of the undersigned's knowledge, the Borrower and any Acceptable Subsidiaries, during such period, have each observed, performed or satisfied all of their respective covenants and other agreements, and satisfied every condition in the Credit Agreement and other Credit Documents to be observed, performed or satisfied by the Borrower or such Acceptable Subsidiaries, and the undersigned has no knowledge of any Default or Event of Default.

         5. The following financial covenant analyses and information set forth on Schedule 2 attached hereto are true and accurate on and as of the date of this Certificate.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate as of , 199 . ------------------- --

                                                     FILENET CORPORATION


                                                     By:

                                                     Title:

                                                   Date: ______________, 199__
                                                   For the fiscal quarter/year
                                                   ended ______________, 199__


                                   SCHEDULE 2
                           to Compliance Certificate1/

------ ------------------------------------------------------ ------------------------ ---------------------------------------------
                                                                 Actual                     Required/Permitted
------ ------------------------------------------------------ ------------------------ ---------------------------------------------
1.     Section 7.01(d) Other Bank Borrowings by Subsidiaries
------ ------------------------------------------------------ ------------------------ ---------------------------------------------
       Indebtedness of Subsidiaries for borrowed money from                            Not to exceed $5,000,000
       other banks                                               ----------
------ ------------------------------------------------------ ------------------------ ---------------------------------------------

------ ------------------------------------------------------ ------------------------ ---------------------------------------------
2.     Section 7.01(e) Purchase Money Obligations and
       Section 7.02 Purchase Money Liens
------ ------------------------------------------------------ ------------------------ ---------------------------------------------
       Purchase money obligations and related liens              ----------            Not to exceed $10,000,000
------ ------------------------------------------------------ ------------------------ ---------------------------------------------

------ ------------------------------------------------------ ------------------------ ---------------------------------------------
3.     Section 7.03 Capital Assets
------ ------------------------------------------------------ ------------------------ ---------------------------------------------
       Obligations for the acquisition of fixed or capital                             Not to exceed (i) $25,000,000 from 1/1/97
       assets                                                                          through 12/31/97, (ii) $30,000,000 from
                                                                                       1/1/98 through 12/31/98, and (iii)
                                                                                       $30,000,000 from 1/1/99 through 12/31/99.
------ ------------------------------------------------------ ------------------------ ---------------------------------------------
4.     Section 7.04(ii) Stock Repurchases
------ ------------------------------------------------------ ------------------------ ---------------------------------------------
       Stock repurchases                                        ----------             Not to exceed $10,000,000 after
                                                                                       March 31, 1997
------ ------------------------------------------------------ ------------------------ ---------------------------------------------

------ ------------------------------------------------------ ------------------------ ---------------------------------------------
5.     Section 7.07(d) Sale and Leaseback
------ ------------------------------------------------------ ------------------------ ---------------------------------------------
       Financing under sale and leaseback agreements of                                Not to exceed $5,000,000
       fixed or capital assets                                   ----------
------ ------------------------------------------------------ ------------------------ ---------------------------------------------


                                      S-1


------ ------------------------------------------------------ ------------------------ ---------------------------------------------
6.     Section 7.11 Quick Ratio
------ ------------------------------------------------------ ------------------------ ---------------------------------------------
       A.    (i)      cash
------ ------------------------------------------------------ ------------------------ ---------------------------------------------
             (ii      net accounts receivable
------ ------------------------------------------------------ ------------------------ ---------------------------------------------
             (iii) short-term cash
                      investments
------ ------------------------------------------------------ ------------------------ ---------------------------------------------
             (iv)     investment grade marketable
                      securities not classified as
                      long-term investments
------ ------------------------------------------------------ ------------------------ ---------------------------------------------
             (v)      long-term investments in compliance
                      with the Investment Guidelines (not
                      to exceed $15,000,000)
------ ------------------------------------------------------ ------------------------ ---------------------------------------------
             (i) + (ii) + (iii) + (iv) + (v)               =
------ ------------------------------------------------------ ------------------------ ---------------------------------------------
       B.    Current liabilities  (including all funded and
             unfunded obligations under the Credit  Agreement
             and other Credit  Documents, including undrawn
             amounts (or the Equivalent  Amount thereof) of
             all letters of credit and Bank Guaranties and
             drawn and unreimbursed obligations with respect
             thereto
------ ------------------------------------------------------ ------------------------ ---------------------------------------------
                                  A                        =                           Not less than 1.50 to 1.00
                                 ---                          ==========
                                  B
                                      S-2



------ ------------------------------------------------------ ------------------------ ---------------------------------------------
7.     Section 7.12 Total Liabilities to Total Net Worth

       the ratio of
------ ------------------------------------------------------ ------------------------ ---------------------------------------------
       A.    total  liabilities  (including all funded and
             unfunded  obligations under the Credit Agreement
             and other Credit  Documents,  including undrawn
             amounts (or the Equivalent  Amount thereof) of
             all letters of credit and Bank Guaranties and
             drawn and unreimbursed obligations with respect
             thereto
------ ------------------------------------------------------ ------------------------ ---------------------------------------------
       B.  Tangible Net Worth
------ ------------------------------------------------------ ------------------------ ---------------------------------------------
                  the difference of:
------ ------------------------------------------------------ ------------------------ ---------------------------------------------
                    (i)   gross book value of assets
------ ------------------------------------------------------ ------------------------ ---------------------------------------------
                                  less
------ ------------------------------------------------------ ------------------------ ---------------------------------------------
                   (ii)   goodwill, patents, trademarks,
                                  trade names, organization
                                  expense, capitalized
                                  software, treasury stock
                                  (to the extent included
                                  in assets), unamortized
                                  debt discount and
                                  expense, deferred
                                  charges, and other like
                                  intangibles,  monies due
                                  from affiliates,
                                  officers, directors, or
                                  shareholders of the
                                  Borrower or any of its
                                  Subsidiaries, and value
                                  placed on any leasehold
                                  (other than leasehold
                                  improvements)
------ ------------------------------------------------------ ------------------------ ---------------------------------------------
                                  less
------ ------------------------------------------------------ ------------------------ ---------------------------------------------
                  (iii)   applicable reserves                 __________
------ ------------------------------------------------------ ------------------------ ---------------------------------------------
                                  less
------ ------------------------------------------------------ ------------------------ ---------------------------------------------
                   (iv)   all liabilities (including          ___________
                                  accrued and deferred
                                  income taxes)


                                       S-3

------ ------------------------------------------------------ ------------------------ ---------------------------------------------
                                                              -----------
                     (i) - (ii) - (iii) - (iv)             =
------ ------------------------------------------------------ ------------------------ ---------------------------------------------
                            A                              =                           Not greater than 0.75 to 1.00
                           ---                                ===========
                            B
------ ------------------------------------------------------ ------------------------ ---------------------------------------------

------ ------------------------------------------------------ ------------------------ ---------------------------------------------
8.     Section 7.13 Tangible Net Worth                        ___________              Not less than the sum of:
       -------------------------------

       Tangible Net Worth (from 7 above)
------ ------------------------------------------------------ ------------------------ ---------------------------------------------
                                                                                       A.    $105,000,000
------ ------------------------------------------------------ ------------------------ ---------------------------------------------
                                                                                                    plus
------ ------------------------------------------------------ ------------------------ ---------------------------------------------
                                                                                       B.    75% of net income
                                                                                             after taxes (with-
                                                                                             out subtracting
                                                                                             losses) for each
                                                                                             fiscal quarter
                                                                                             commencing after
                                                                                             3/31/97                       ________
------ ------------------------------------------------------ ------------------------ ---------------------------------------------
                                                                                                    plus
------ ------------------------------------------------------ ------------------------ ---------------------------------------------
                                                                                       C.    100% of net pro-
                                                                                             ceeds from
                                                                                             the issuance of any
                                                                                             equity securities
                                                                                             issued after 3/31/97          --------
------ ------------------------------------------------------ ------------------------ ---------------------------------------------
                                                                                                    plus
------ ------------------------------------------------------ ------------------------ ---------------------------------------------
                                                                                       D.    100% of any increase
                                                                                             in shareholders'
                                                                                             equity from
                                                                                             conversion of debt
                                                                                             to equity after
                                                                                             3/31/97                       ________
------ ------------------------------------------------------ ------------------------ ---------------------------------------------
                                                                                                    less
------ ------------------------------------------------------ ------------------------ ---------------------------------------------
                                                                                       E.    Stock repurchases
                                                                                             from and after
                                                                                             3/31/97 (not to
                                                                                             exceed $10,000,000)            ________
------ ------------------------------------------------------ ------------------------ ---------------------------------------------
                                                                                             A + B + C + D - E  =
------ ------------------------------------------------------ ------------------------ ---------------------------------------------


                                      S-4


------ ------------------------------------------------------ ------------------------ ---------------------------------------------
9.     Section 7.14 Consecutive Quarterly Losses; Losses in
       One Quarter
------ ------------------------------------------------------ ------------------------ ---------------------------------------------
       A.    (i)      Net (after tax) income (loss) for
                      fiscal quarter reported on

                                                                                       Not in excess of $7,500,000 for quarter
                                                                                       ending 6/30/97, $2,000,000 for quarter ending
                                                                                       9/30/97, and 5% of Tangible Net Worth (from
                                                                                       7 above)for quarters commencing on and after
                                                                                       10/1/97.
------ ------------------------------------------------------ ------------------------ ---------------------------------------------
             (ii)     Operating income (loss) for fiscal
                      quarter reported on
                                                                                       Not in excess of $7,500,000 for quarter
                                                                                       ending 6/30/97, $2,000,000 for quarter ending
                                                                                       9/30/97, and 5% of Tangible Net Worth (from
                                                                                       7 above)for quarters commencing on and after
                                                                                       10/1/97.
------ ------------------------------------------------------ ------------------------ ---------------------------------------------
       B.2/    (i)    Net (after tax) income (loss)
                      immediately preceding fiscal quarter
------ ------------------------------------------------------ ------------------------ ---------------------------------------------
               (ii)   Net (after tax) income (loss) for                                If (i) is a loss, (ii) shall
                      fiscal quarter reported on                                       not be a loss.
------ ------------------------------------------------------ ------------------------ ---------------------------------------------
       C.2/    (i)    Operating income (loss) for the
                      immediately preceding fiscal quarter
------ ------------------------------------------------------ ------------------------ ---------------------------------------------
               (ii)   Operating income (loss) for fiscal                               If (i) is a loss, (ii) shall
                                  quarter reported on                                  not be a loss.
====== ====================================================== ======================== =============================================

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

1/   All amounts determined on a consolidated basis.

2/ B and C apply for quarters commencing on and after 10/1/97 (i.e., if quarter ending 9/30/97 is a loss, quarter ending 12/31/97 must be profitable).

                                      S-5